                                                                Exhibit 99.1


For Release: February 23, 2011 at 1:30 PM PT
--------------------------------------------------

           NORDSTROM INCREASES ITS REGULAR QUARTERLY DIVIDEND

SEATTLE, Wash. - (February 23, 2011) - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 23 cents per share, an increase of 15% over the previous quarter's dividend. The dividend is payable on March 15, 2011, to shareholders of record on March 4, 2011.


ABOUT NORDSTROM
Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 204 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 115 Nordstrom full-line stores, 86 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.



Investor Contact:                                   Media Contact:
Nordstrom, Inc.                                     Nordstrom, Inc.
Sandy Fabre                                         Colin Johnson
206-233-6563                                        206-373-3036